Exhibit 99.1

AMERICAN GREETINGS ANNOUNCES FOURTH QUARTER

AND FULL YEAR EARNINGS

CLEVELAND (April 26, 2012) – American Greetings Corporation (NYSE: AM) today announced its financial results for both the fiscal fourth quarter and year ended February 29, 2012.

Management Comments

Chief Executive Officer Zev Weiss said, “I am pleased with our overall performance. We achieved a 6% revenue increase for the year as we remained focused on our product leadership strategy and many of our customers performed better than our expectations.”

Fourth Quarter Results

For the fourth quarter of fiscal 2012, the Company reported total revenue of $456.2 million, a pre-tax loss of $7.6 million, and a net loss of $10.1 million or 27 cents per share (all per-share amounts assume dilution). Compared to the prior year, revenue increased approximately $32 million, or about 7%. The increase includes approximately $18 million of organic growth, approximately $13 million of revenue resulting from the Watermark acquisition in the U.K., and a benefit from foreign exchange of about $1 million. During the quarter, the Company recognized non-cash pre-tax goodwill impairment charges, a portion of which were not tax deductible, of $27.2 million (after-tax $19.0 million, reducing earnings per share by about 50 cents). There were pre-tax goodwill impairment charges of $21.3 million recorded within the North American Social Expression Products segment and $5.9 million recorded within the International Social Expression Products segment. Also incurred within the quarter were costs associated with scan-based trading conversions of $2.7 million (after-tax $1.7 million, reducing earnings per share by about 4 cents), severance costs of $4.1 million (after-tax $2.5 million, reducing earnings per share by about 7 cents) and costs associated with the Company’s debt refinancing of $30.8 million (after-tax $18.8 million, reducing earnings per share by about 50 cents).

For the fourth quarter of fiscal 2011, the Company reported total revenue of $424.6 million, pre-tax income of $36.4 million, and net income of $15.5 million or 37 cents per share. The Company recorded costs of $5.5 million (after-tax $3.4 million, reducing earnings per share by about 8 cents) as a result of scan-based trading conversions. The Company also recorded severance costs of $4.0 million (after-tax $2.4 million, reducing earnings per share by about 6 cents) and costs associated with the integrations of Papyrus and Recycled Paper Greetings of $0.7 million (after-tax $0.4 million, reducing earnings per share by about 1 cent). These costs were partially offset by a $2.8 million gain associated with a building sale (after-tax $1.7 million, increasing earnings per share by about 4 cents) and $1.3 million of dividend income (after-tax $0.8 million, increasing earnings per share by about 2 cents). Both the building sale and the dividend were reported as other non-operating income. The Company also effectively settled ten years of domestic tax audits which increased income tax expense by $6.9 million (reducing earnings per share by about 17 cents).

Full Year Results

For the full year fiscal 2012, the Company reported total revenue of $1,695.1 million, pre-tax income of $97.8 million, and net income of $57.2 million or $1.42 per share. Compared to the prior year, revenues were approximately $97 million higher, or about 6%. The increase includes approximately $43 million of revenue resulting from the Watermark acquisition, organic growth of approximately $32 million, and a benefit from foreign exchange of about $22 million. The Company recognized non-cash pre-tax goodwill impairment charges of $27.2 million (after-tax $19.0 million, reducing earnings per share by 47 cents). Scan-based trading conversions during the year had a pre-tax income impact of $5.8 million (after-tax $3.5 million, reducing earnings per share by about 9 cents). The Company incurred roll-out costs associated with expanded distribution of $12.3 million (after-tax $7.5 million, reducing earnings per share by about 19 cents).The Company also recorded severance costs of $5.2 million (after-tax $3.2 million, reducing earnings per share by about 8 cents) and costs associated with its debt refinancing of $30.8 million (after-tax $18.8 million, reducing earnings per share by about 47 cents). These costs were partially offset by a pre-tax benefit from the sale of certain minor characters in our intellectual property portfolio of $4.5 million (after-tax $2.8 million, increasing earnings per share by about 7 cents per share).

For the full year fiscal 2011, the Company reported total revenue of $1,597.9 million, pre-tax income of $156.0 million, and net income of $87.0 million or $2.11 per share. The Company recorded pre-tax costs of $5.7 million (after-tax $3.5 million, reducing earnings per share by about 9 cents) as a result of scan-based trading conversions. The Company also recorded $10.3 million of costs associated with the integrations of Papyrus and Recycled Paper Greetings (after-tax $6.3 million, reducing earnings per share by about 15 cents) and severance costs of $6.9 million (after-tax $4.2 million, reducing earnings per share by about 10 cents). These costs were partially offset by a $3.8 million gain associated with the sales of two buildings (after-tax $2.3 million, increasing earnings per share by about 5 cents) and $1.3 million of dividend income (after-tax $0.8 million, increasing earnings per share by about 2 cents). During fiscal 2011, the Company also effectively settled ten years of domestic tax audits which increased income tax expense by $6.9 million (reducing earnings per share by about 17 cents).

Financing Activities

Under the Company’s previously authorized $75 million share repurchase program, the Company purchased approximately 1.9 million shares of its common stock for about $28.0 million during the fourth fiscal quarter.

Outlook

For fiscal 2013, the Company expects its revenues to be flat compared to fiscal 2012. The Company expects cash flow from operating activities of approximately $145 million to $165 million and capital expenditures between $85 million and $110 million, resulting in cash flow from operating activities minus capital expenditures of approximately $45 million to $65 million. The increased level of capital expenditures compared to prior year is expected to be driven primarily by incremental investments in our information technology systems refresh project as well as by some capital investments associated with the new world headquarters project. The cash flow estimate includes a modest benefit from the combination of working capital, deferred costs, and taxes.

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Conference Call on the Web

American Greetings will broadcast its conference call live on the Internet at 9:00 a.m. Eastern time today. The conference call will be accessible through the Investors section of the American Greetings Web site at http://investors.americangreetings.com. A replay of the call will also be available on the site.

About American Greetings Corporation

For more than 100 years, American Greetings Corporation (NYSE: AM) has been a creator and manufacturer of innovative social expression products that assist consumers in enhancing their relationships to create happiness, laughter and love. The Company’s major greeting card lines are American Greetings, Carlton Cards, Gibson, Recycled Paper Greetings and Papyrus, and other paper product offerings include DesignWare party goods and American Greetings and Plus Mark gift-packaging and boxed cards. American Greetings also has one of the largest collections of greetings on the Web, including greeting cards available at Cardstore.com and electronic greeting cards available at AmericanGreetings.com. In addition to its product lines, American Greetings creates and licenses popular character brands through the American Greetings Properties group. Headquartered in Cleveland, Ohio, American Greetings generates annual revenue of approximately $1.7 billion, and its products can be found in retail outlets worldwide. For more information on the Company, visit http://corporate.americangreetings.com.

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CONTACT:

Gregory M. Steinberg

Treasurer and Executive Director of Investor Relations

American Greetings Corporation

216-252-4864

investor.relations@amgreetings.com

Non-GAAP Measures

Certain after-tax and liquidity amounts included in the earnings release may be considered non-GAAP measures under the Securities and Exchange Commission’s Regulation G. The after-tax amounts were calculated based on the Company’s statutory tax rate of approximately 38.9% for U.S. based items and the appropriate rates for international jurisdictions. Management believes that after-tax information is useful in analyzing the Company’s results and that cash flow from operating activities minus capital expenditures provides a liquidity measure useful to investors in analyzing the cash generation of the Company.

Factors That May Affect Future Results

Certain statements in this release, including those under Management Comments and Outlook, may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and may be beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future performance, include, but are not limited to, the following:

•	a weak retail environment and general economic conditions;

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•	the loss of one or more retail customers and/or retail consolidations, acquisitions and bankruptcies, including the possibility of resulting adverse changes to retail contract terms;

•	competitive terms of sale offered to customers, including costs and other terms associated with new and expanded customer relationships;

•

the timing and impact of expenses incurred and investments made to support new retail or product strategies, including increased marketing expenses, as well as new product introductions and achieving the desired benefits from those investments;

•

the timing of investments in, together with the ability to successfully implement or achieve the desired benefits and cost savings associated with, any information technology systems refresh the Company may implement;

•	the timing and impact of converting customers to a scan-based trading model;

•	the ability to achieve the desired benefits associated with the Company’s cost reduction efforts;

•	Schurman Fine Papers’ ability to successfully operate its retail operations and satisfy its obligations to the Company;

•

consumer demand for social expression products generally, shifts in consumer shopping behavior, and consumer acceptance of products as priced and marketed including the success of new and expanded advertising and marketing efforts, such as the Company’s on-line efforts through Cardstore.com;

•	the impact and availability of technology, including social media, on product sales;

•	escalation in the cost of providing employee health care;

•	the Company’s ability to achieve the desired accretive effect from any share repurchase programs;

•	the Company’s ability to comply with its debt covenants;

•	fluctuations in the value of currencies in major areas where the Company operates, including the U.S. Dollar, Euro, U.K. Pound Sterling, and Canadian Dollar; and

•	the outcome of any legal claims known or unknown.

Risks pertaining specifically to AG Interactive include the viability of online advertising, subscriptions as revenue generators, and the ability to adapt to rapidly changing social media and the digital photo sharing space.

In addition, this release contains time-sensitive information that reflects management’s best analysis as of the date of this release; however the risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that the Company believes to be immaterial also may adversely affect American Greetings. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have a material adverse effect on our business, financial condition and results of operations. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K.

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AMERICAN GREETINGS CORPORATION

FOURTH QUARTER CONSOLIDATED STATEMENT OF OPERATIONS

FISCAL YEAR ENDED FEBRUARY 29, 2012

(In thousands of dollars except share and per share amounts)

		(Unaudited)
	Three Months Ended		Year Ended
	February 29, 2012	February 28, 2011	February 29, 2012	February 28, 2011
Net sales	$445,481	$414,065	$1,663,281	$1,565,539
Other revenue	10,766	10,524	31,863	32,355

Total revenue	456,247	424,589	1,695,144	1,597,894

Material, labor and other production costs	194,946	179,465	741,645	682,368
Selling, distribution and marketing expenses	141,197	132,329	533,827	483,553
Administrative and general expenses	63,957	73,526	250,691	260,476
Goodwill impairment	27,154	—	27,154	—
Other operating income—net	(880)	(627)	(7,738)	(3,205)

Operating income	29,873	39,896	149,565	174,702

Interest expense	35,365	6,248	53,073	25,389
Interest income	(144)	(267)	(982)	(853)
Other non-operating expense (income)—net	2,280	(2,519)	(341)	(5,841)

(Loss) Income before income tax expense	(7,628)	36,434	97,815	156,007
Income tax expense	2,489	20,950	40,617	68,989

Net (loss) income	$(10,117)	$15,484	$57,198	$87,018

(Loss) earnings per share—basic	$(0.27)	$0.39	$1.44	$2.18

(Loss) earnings per share—assuming dilution	$(0.27)	$0.37	$1.42	$2.11

Average number of common shares outstanding	37,820,659	40,194,003	39,624,694	39,982,784

Average number of common shares outstanding—assuming dilution	37,820,659	41,479,079	40,288,189	41,244,903

Dividends declared per share	$0.15	$0.14	$0.60	$0.56

AMERICAN GREETINGS CORPORATION

FOURTH QUARTER CONSOLIDATED STATEMENT OF FINANCIAL POSITION

FISCAL YEAR ENDED FEBRUARY 29, 2012

(In thousands of dollars)

	(Unaudited)
	February 29, 2012	February 28, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$132,438	$215,838
Trade accounts receivable, net	113,840	119,779
Inventories	208,945	179,730
Deferred and refundable income taxes	58,118	64,898
Assets held for sale	—	7,154
Prepaid expenses and other	127,618	128,372

Total current assets	640,959	715,771
GOODWILL	—	28,903
OTHER ASSETS	509,680	436,137
DEFERRED AND REFUNDABLE INCOME TAXES	121,228	124,789

Property, plant and equipment—at cost	900,779	849,552
Less accumulated depreciation	623,182	607,903

PROPERTY, PLANT AND EQUIPMENT—NET	277,597	241,649

	$1,549,464	$1,547,249

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$86,166	$87,105
Accrued liabilities	58,657	58,841
Accrued compensation and benefits	68,317	72,379
Income taxes payable	7,409	10,951
Deferred revenue	35,519	37,108
Other current liabilities	49,013	65,178

Total current liabilities	305,081	331,562
LONG-TERM DEBT	225,181	232,688
OTHER LIABILITIES	269,367	187,505
DEFERRED INCOME TAXES AND NONCURRENT INCOME TAXES PAYABLE	22,377	31,736

SHAREHOLDERS’ EQUITY
Common shares—Class A	34,011	37,470
Common shares—Class B	2,842	2,937
Capital in excess of par value	513,163	492,048
Treasury stock	(1,020,838)	(952,206)
Accumulated other comprehensive loss	(11,830)	(2,346)
Retained earnings	1,210,110	1,185,855

Total shareholders’ equity	727,458	763,758

	$1,549,464	$1,547,249

AMERICAN GREETINGS CORPORATION

FOURTH QUARTER CONSOLIDATED STATEMENT OF CASH FLOWS

FISCAL YEAR ENDED FEBRUARY 29, 2012

(In thousands of dollars)

	(Unaudited) Year Ended
	February 29, 2012	February 28, 2011
OPERATING ACTIVITIES:
Net income	$57,198	$87,018
Adjustments to reconcile net income to cash flows from operating activities:
Goodwill impairment	27,154	—
Stock-based compensation	10,982	13,017
Net gain on dispositions	(4,500)	(254)
Net gain on disposal of fixed assets	(461)	(3,463)
Loss on extinguishment of debt	30,812	—
Depreciation and intangible assets amortization	39,225	41,048
Deferred income taxes	15,391	28,642
Fixed asset impairments	—	119
Other non-cash charges	3,034	3,663
Changes in operating assets and liabilities, net of acquisitions:
Trade accounts receivable	9,271	15,296
Inventories	(23,321)	(13,097)
Other current assets	6,392	(1,922)
Income taxes	(11,411)	19,947
Deferred costs—net	(31,254)	14,262
Accounts payable and other liabilities	(13,560)	(31,015)
Other—net	1,586	6,538

Total Cash Flows From Operating Activities	116,538	179,799

INVESTING ACTIVITIES:
Property, plant and equipment additions	(70,943)	(36,346)
Cash payments for business acquisitions, net of cash acquired	(5,899)	(500)
Proceeds from sale of fixed assets	9,310	14,242
Proceeds from escrow related to party goods transaction	—	25,151
Proceeds from sale of intellectual properties	4,500	—
Other - net	—	5,663

Total Cash Flows From Investing Activities	(63,032)	8,210

FINANCING ACTIVITIES:
Increase in long-term debt	225,000	—
Payments associated with reduction of long-term debt	(263,787)	(98,250)
Decrease in short-term debt	—	(1,000)
Sale of stock under benefit plans	10,153	16,620
Excess tax benefits from share-based payment awards	3,468	4,512
Purchase of treasury shares	(82,459)	(13,521)
Dividends to shareholders	(23,893)	(22,354)
Debt issuance costs	(5,391)	(3,199)

Total Cash Flows From Financing Activities	(136,909)	(117,192)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	3	7,072

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(83,400)	77,889

Cash and Cash Equivalents at Beginning of Year	215,838	137,949

Cash and Cash Equivalents at End of Year	$132,438	$215,838

AMERICAN GREETINGS CORPORATION

FOURTH QUARTER CONSOLIDATED SEGMENT DISCLOSURES

FISCAL YEAR ENDED FEBRUARY 29, 2012

(In thousands of dollars)

		(Unaudited)
	Three Months Ended		Year Ended
	February 29, 2012	February 28, 2011	February 29, 2012	February 28, 2011
Total Revenue:
North American Social Expression Products	$326,215	$314,781	$1,228,548	$1,196,809

International Social Expression Products	98,418	69,300	347,866	261,712

AG Interactive	18,850	22,252	68,514	78,206

Non-reportable segments	12,764	18,256	50,216	61,167

	$456,247	$424,589	$1,695,144	$1,597,894

Segment Earnings (Loss) Before Tax:
North American Social Expression Products	$36,646	$50,411	$149,655	$194,199

International Social Expression Products	4,968	5,431	20,276	19,572

AG Interactive	2,972	3,598	13,942	13,991

Non-reportable segments	(433)	2,570	17,034	9,477

Unallocated	(51,781)	(25,576)	(103,092)	(81,232)

	$(7,628)	$36,434	$97,815	$156,007